QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.32(b)

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT
GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

    This Amendment, dated as of June 21, 2001 (the "Amendment"), to the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of December 1, 2000 (as amended, the "Agreement"), is made by and between LEHMAN BROTHERS BANK, FSB ("Buyer") and AAMES CAPITAL CORPORATION ("Seller" and, together with the Buyer, the "Parties").

RECITALS

    WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain Mortgage Loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such Mortgage Loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

    WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the Mortgage Loans.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

    Section 1.  Amendment.

      1.1 The definitions of "Final Repurchase Date", "Pricing Spread" and "Purchase Price" in Section 2 of the Agreement are hereby deleted in their entirety and replaced with the following:

  "Final Repurchase Date" means June 30, 2002 or such earlier date on which all Purchased Mortgage Loans are required to be immediately repurchased pursuant to Section 14(a).

  "Pricing Spread" means the rate specified in the Confirmation, which shall be equal to (i) on each date prior to the delivery to the Custodian of the complete Mortgage Files with respect to the related Purchased Mortgage Loans, 1.75% and (ii) on each date on and after the delivery to the Custodian of such Mortgage Files, 1.00%.

  "Purchase Price" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian) which shall be equal to, with respect to each Purchased Mortgage Loan, the lowest of (x) 95.5% of the Market Value of such Purchased Mortgage Loan as determined by the Buyer in its sole discretion, (y) 97.0% of the Securitization Value of such Purchased Mortgage Loan as determined by the Buyer in its sole discretion and (z) 98.5% (or, with respect to any Purchased Loan which is a Wet Ink Mortgage Loan, 95.0%) of the outstanding principal amount of such Purchased Mortgage Loan.

      1.2 Seller represents and warrants to Buyer that, at all times while the Agreement is in full force and effect, any and all obligations on the part of the Seller or the Guarantor to make payments on its respective preferred shares shall in all cases be subordinate to Seller's obligations to make payments under the Agreement and Guarantor's obligations to make payments under the Guaranty, dated as of December 1, 2000, for the benefit of the Buyer.

    Section 2.  Covenants, Representations and Warranties of the Parties.

      2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

      2.2 Each of the Parties hereby represents and warrants to the other that (a) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

    Section 3.  Effect upon the Agreement.

      3.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

      3.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

    Section 4.  Governing Law.

    THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

    Section 5.  Counterparts.

    This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

SELLER:
AAMES CAPITAL CORPORATION, as Seller
By:	Name: Title:
BUYER:
LEHMAN BROTHERS BANK, FSB, as Buyer
By:	Name: Title:

3

QuickLinks

EXHIBIT 10.32(b)
SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS